SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KOS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0670898 (I.R.S. Employer Identification No.)

1001 Brickell Bay Drive, 25th Floor
Miami, Florida 33131
(305) 577-3464
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KOS PHARMACEUTICALS, INC. 1996 STOCK OPTION PLAN, AS AMENDED
(Full titles of the Plans)

Adrian Adams
President and Chief Executive Officer
Kos Pharmaceuticals, Inc.
1001 Brickell Bay Drive, 25th Floor
Miami, FL 33131
(305) 577-3464
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications to:

Steven Sonberg, Esq.
Holland & Knight LLP
701 Brickell Avenue
Suite 3000
Miami, FL 33131
(305) 374-8500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities		Proposed Maximum	Proposed Maximum
to be	Amount to	Offering Price Per	Aggregate Offering	Amount of
Registered	be Registered(1)	Share(2)	Price(2)	Registration Fee(3)

Common Stock, $.01 par value	5,000,000	$17.6795	$88,397,500	$8,132.57

(1)	Represents additional shares of Kos Pharmaceuticals, Inc. Common Stock, par value $.01 per share (the “Common Stock”), to be issued pursuant to the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices reported on the Nasdaq National Market on June 11, 2002.

(3)	Registration fees were previously paid for the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan (the “Plan”) filed on a Form S-8 registration statement (4,000,000 shares; Registration No. 333-35533) and for an amendment to the Plan filed on a Form S-8 Registration Statement (3,000,000 shares Registration No. 333-59396). The Plan has been further amended to increase the number of covered shares from 7,000,000 to 12,000,000. The fee being paid with this Registration Statement pertains to the 5,000,000 additional shares.

EXPLANATORY NOTE

     As permitted by General Instruction E of Form S-8, Kos Pharmaceuticals, Inc. (the “Company”) hereby incorporates by reference the information contained in the earlier registration statements on Form S-8 (Registration No. 333-35533) and (Registration No. 333-59396) relating to the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan (the “Plan”), filed with the Securities and Exchange Commission on September 12, 1997 and April 23, 2001, respectively, in connection with an increase from 7,000,000 to 12,000,000 in the number of shares of the Company’s Common Stock that may be issued under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

     The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number		Description

5	—	Opinion of Holland & Knight LLP

23.1	—	Consent of Holland & Knight LLP (included in Exhibit 5)

24	—	Powers of Attorney (included on the signature page to this Registration Statement)

     As permitted by Rule 437a of the Securities Act of 1933 (the “Securities Act”), the Company has not filed the written consent of Arthur Andersen LLP as required by Section 7 of the Securities Act. The Company has made reasonable efforts to obtain a written consent from Arthur Andersen LLP in connection with this Registration Statement, but such efforts have been unsuccessful. As a result of the foregoing, investors may be unable to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP for the fiscal year ended December 31, 2001 or any omissions to state a material fact required to be stated therein, which financial statements are incorporated in this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Kos Pharmaceuticals, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, State of Florida, on the 4th day of June, 2002.

KOS PHARMACEUTICALS, INC

By: /s/ Adrian Adams

Adrian Adams, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adrian Adams and Juan F. Rodriguez and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on the dates indicated.

Signature	Title	Date

/s/ Michael Jaharis Michael Jaharis	Chairman Emeritus of the Board of Directors	June 4, 2002

/s/ Daniel M. Bell Daniel M. Bell	Chairman of the Board of Directors	June 4, 2002

/s/ Robert E. Baldini Robert E. Baldini	Vice Chairman of the Board	June 4, 2002

/s/ Adrian Adams Adrian Adams	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 4, 2002

/s/ Christopher P. Kiritsy Christopher P. Kiritsy	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	June 4, 2002

/s/ Juan F. Rodriguez Juan F. Rodriguez	Vice President, Controller (Principal Accounting Officer)	June 4, 2002

/s/ John Brademas John Brademas	Director	June 4, 2002

/s/ Steve Jaharis Steven Jaharis	Director	June 4, 2002

/s/ Louis C. Lasagna Louis C. Lasagna	Director	June 4, 2002

/s/ Nicolaos E. Madias Nicolaos E. Madias	Director	June 10, 2002

/s/ Mark Novitch Mark Novitch	Director	June 4, 2002

/s/ Frederick B. Whittemore Frederick B. Whittemore	Director	June 4, 2002

EXHIBIT INDEX

Exhibit Number		Description

5	—	Opinion of Holland & Knight LLP

23.1	—	Consent of Holland & Knight LLP (included in Exhibit 5)

24	—	Powers of Attorney (included on the signature page to this Registration Statement)